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                   [WINSTEAD SECHREST & MINICK LETTERHEAD]




                               September 17, 1998

Classic Cable, Inc.
515 Congress Avenue, Suite 2626
Austin, Texas  78701

Gentlemen:

         We have acted as counsel to Classic Cable, Inc. (the "Company") in connection with the Registration Statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of $125 million aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2008 of the Company (the "New Notes") to be offered and issued by the Company under an Indenture dated as of July 29, 1998 by and among the Company and Chase Bank of Texas, N.A., as Trustee.

         This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage or other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The laws covered by the opinions expressed herein are limited to the Federal laws of the United States, the laws of the State of Texas, and the General Corporation Law of the State of Delaware.

         Upon the basis of the foregoing, we are of the opinion that, upon issuance thereof in the manner described in the Registration Statement the New Notes will be valid and binding obligations of the Company, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus which is part of the Registration Statement.

                                        Very truly yours,

                                        WINSTEAD SECHREST & MINICK P.C.


                                        By:  /S/ CARY FERCHILL
                                            -----------------------------------
                                               Cary Ferchill, Shareholder